Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-4 of our report dated May 29, 2015, relating to the consolidated financial statements of Orbital ATK, Inc., appearing in the Transition Report on Form 10-K of Orbital ATK, Inc. for the transition period ended December 31, 2015, and to the reference to us under the heading “Experts” in the Prospectus, which is part of the Registration Statement.

/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
April 7, 2016